EXHIBIT 10.25


OEM Service Provider License Agreement                                [RSA LOGO]
RSA Data Security, Inc.                                       RSA Data Security
                                                     A Security Dynamics Company



Thank you for choosing to do business with us. This Agreement has the purpose of licensing you the right to (i) incorporate the RSA Software into your products and (ii) use and/or distribute to end users the RSA Software solely as incorporated into such products for the purpose of providing Your service. In return, You agree to pay RSA the license fees described in this Agreement (or its attachments) which typically comprise an initial payment of license fees, plus on-going royalties, but, alternatively, may consist of annual license fee amount, paid-up license fee amounts or other arrangements as described in this Agreement. This license is for object code only. Maintenance and support for the RSA Software licensed, if elected, is under separate terms and conditions. This License Agreement is to be construed and interpreted in accordance with this general purpose, though any conflict between this general purpose and the express terms found in this License Agreement shall be resolved in favor of the express terms.



Enterprise Name ("You"): POPstar Communications     Jurisdiction of  Nova Scotia
                         Canada Corp.               Incorporation:

Street Address: 107 East 3rd Avenue

City:  Vancouver                        State & Zip Code: BC Canada V6K 1Y6


Enterprise Legal Contact (Name & Title):  John McDermott, President


Agreement Number: 0999-POP-S-SRV-1


This LICENSE AGREEMENT (the "Agreement"), effective as of the later date of execution ("Effective Date"), is entered into by and between RSA Data Security, Inc., a Delaware corporation ("RSA"), having a principal address at 2955 Campus Drive, Suite 400, San Mateo, CA 94403-2507, and the Enterprise identified above.

                                 1 DEFINITIONS

The following terms when used in this Agreement shall have the following meanings:

1.1 "Distributor" means a dealer or distributor in the business of relicensing or distributing Client Licensed Products to End User Customers, directly or through one or more Distributors, by virtue of authority granted by You for the purpose providing the Licensed Service. Client Licensed Products relicensed or distributed by a Distributor shall bear Your trademarks and service marks and shall not be privately labeled by such Distributor or other parties. A Distributor shall have no right to add to or modify any part of a Licensed Product.

1.2 "End User Customer" means a person or an entity receiving the RSA Software as part of a Client Licensed Product from You or a Distributor for personal or internal use to obtain the Licensed Service and primarily not for resale, redistribution or other transfer of such Client Licensed Product to any other person or entity.

1.3 "Licensed Product(s)" means one or more of Your products or product groups identified in the attached "License/Product Schedule Exhibit" which has been or will be developed by You and which incorporates in any manner any portion of the RSA Software. A Licensed Product (i) must represent a significant functional and value enhancement to the RSA Software, (ii) shall not expose or, directly or indirectly, pass through any APIs, and (iii) shall not be a security add-on or "bolt-on," the primary purpose of which is providing security to a third party's product. A Licensed Product consists of a client component ("Client Licensed Product") and a server component ("Server Licensed Product"). Each component of a Licensed Product shall be capable of operating only in conjunction with the other component. The Server Licensed Product must be owned and operated by You at Your site, and You shall have no right to charge a license fee or comparable fee for distribution of the Client Licensed Product.

1.4 "Licensed Service(s)" means one or more of Your services identified in the attached "License/Product Schedule Exhibit" which has been or will be developed by You and which uses or is supported by the Licensed Products. The Licensed Service must represent a significant functional and value enhancement to the RSA Software, such that the primary reason for an End User Customer to obtain the Licensed Service is other than the right to use the RSA Software. Only You may provide the Licensed Service.


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OEM Service Provider License Agreement                                [RSA LOGO]
RSA Data Security, Inc.                                       RSA Data Security
                                                     A Security Dynamics Company



1.5 "RSA Software" means RSA's proprietary software identified on the attached "License/Product Schedule Exhibit" (and including only those algorithms listed therewith), as further described in the User Manual(s) associated therewith.

1.6 "Updates" means any new version of the RSA Software designated by a progressing of the release number (either right or left of the decimal point) following the version initially shipped hereunder.

1.7 "User Manual" means the most current version of the user manual and/or reference manual customarily supplied by RSA to entities who license the RSA Software.

1.8 "Subscriber" means a person or entity to whom a copy/unit of the Client Licensed Product has been distributed and who has paid You any cash or in-kind consideration at any time for the Licensed Service, whether as use, transaction, subscription, or service fees, or any comparable fees based on or involving the use of the Licensed Service. You shall have no right to charge a license fee or comparable fee for distribution of the Client Licensed Product.

                                   2 LICENSES

2.1 License Grant. During the term of this Agreement and within the Field of Use limitation set forth in the "License/Product Schedule Exhibit" attached hereto, RSA hereby grants You a non-exclusive, non-transferable license to:

     2.1.1(i) incorporate the RSA Software in object or byte code format into a Licensed Product; (ii) reproduce and have reproduced the RSA Software in object or byte code format as incorporated in a Licensed Product and as reasonably needed for inactive backup or archival purposes; (iii) license or otherwise distribute the RSA Software in the Territory as incorporated in a Client Licensed Product (if distribution of such Licensed Product is not prohibited in the attached "License/Product Schedule Exhibit") to End User Customers, directly or indirectly through one or more Distributors; and (iv) reproduce, have reproduced and distribute the RSA Software in the Territory as incorporated in a Licensed Product to Your employees at Your site(s) and for use by such employees solely for the purpose of providing the Licensed Service to End User Customers or supporting the Licensed Service.

     2.1.2(i) use the User Manual to support End User Customers and the Licensed Service; (ii) modify and incorporate any or all of the User Manual in Licensed Product and License Service documentation; (iii) reproduce, have reproduced and distribute in the Territory such portions of the User Manual as incorporated in Licensed Product documentation to Your employees at Your site(s) and for use by such employees solely for the purpose of providing the Licensed Service to End User Customers or supporting the Licensed Service; and (iv) reproduce and have reproduced and distribute in the Territory such portions of the User Manual as incorporated in Licensed Product and Licensed Service documentation to End User Customers.

2.2  Limitations On Licenses.  Notwithstanding  the generality of the foregoing:
You may not in any way sell, lease, rent, license, sublicense or otherwise distribute the RSA Software except as part of a Client Licensed Product whose distribution is not prohibited on the attached "License/Product Schedule Exhibit". Such distribution must be for the sole purpose of providing the Licensed Service. The RSA Software may only be accessed by the functionality of the Licensed Product in which it is included, and a Licensed Product shall not make the RSA Software directly accessible to End User Customers or to products other than the Licensed Product, or otherwise expose an API. Nothing in this Agreement grants You any rights, license or interest with respect to source code of the RSA Software. You shall not modify, translate, reverse engineer, decompile or disassemble the RSA Software or any part thereof or otherwise attempt to derive source code or create derivative works therefrom, and shall not authorize any third party to do any of the foregoing.

                         3 OWNERSHIP/PROPRIETARY RIGHTS

3.1 RSA Software Title.  Except for the limited  licenses  expressly  granted in
Section 2.1 and as further limited by Section 2.2, RSA does not by this Agreement grant You any right, title or ownership interest in or to the RSA Software or in any related patents, trademarks, copyrights or proprietary or trade secret rights. Similarly, RSA receives no right, title or ownership interest in any of Your products by way of this Agreement.

3.2 RSA Copyright Notices. You agree not to remove, alter or destroy any proprietary, trademark or copyright markings or notices placed upon or contained within the RSA Software, User Manuals or any related materials or documentation.



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OEM Service Provider License Agreement                                [RSA LOGO]
RSA Data Security, Inc.                                       RSA Data Security


You further agree to insert and maintain within every Licensed Product and any related materials or documentation a copyright notice in Your name.

3.3 Trademarks. Except as provided in Section 6.1, You shall acquire no rights of any kind in or to any RSA trademark, trade name, logo or product designation under which the RSA Software was or is marketed and shall not make any use of the same for any reason except as expressly authorized by this Agreement or otherwise authorized in writing by RSA. You shall cease to use the markings, or any similar markings, in any manner on the expiration or other termination of this Agreement.

                                 4 LICENSE FEES

4.1 License Fees. In consideration of RSA's granting You the license rights in this Agreement, You agree to pay RSA the license fees and on-going royalties (collectively, "License Fees") set forth in the "License/Product Schedule Exhibit" attached hereto.

4.2 Terms of Payment-General. License Fees due RSA hereunder shall be paid to the attention of the Software Licensing Department at RSA's address set forth above. Payment of all License Fees shall be made in lawful United States currency and shall in no case be refundable. A late payment penalty on any License Fees not paid when due shall be assessed at the rate of one percent (1%) per thirty (30) days, beginning on the thirty-first (31st) day after the delayed payment was due. All taxes, duties, fees and other governmental charges of any kind (including sales and use taxes, but excluding taxes based on the gross revenues or net income of RSA) which are imposed by or under the authority of any government or any political subdivision thereof on the License Fees or any aspect of this Agreement shall be borne by You and shall not be considered a part of, a deduction from, or an offset against License Fees.

4.3 Licenses with Ongoing Royalties. In the event You have elected to pay License Fees based on ongoing royalties, as indicated on the attached "License/Product Schedule Exhibit," You agree to pay the prepaid License Fees and ongoing royalties as described therein and in accordance with the following:

     4.3.1 Prepayments and Ongoing Royalty Payment. All prepaid license fees ("Prepayments") may be offset against on-going royalties accrued until the Prepayments are exhausted. You shall show the application of Prepayments in the licensing reports provided to RSA pursuant to Section 4.3.2. Ongoing royalties shall be paid on or before the thirtieth (30th) day after the close of the calendar quarter during which such royalties accrued. On-going royalties shall accrue with respect to the Licensed Service upon the date of invoice of the Licensed Service to an End User Customer or the date payment therefor was first payable to You, whichever occurs first. To the extent the License Fees described in the "License/Product Schedule Exhibit" are based on Service Revenue. "Service Revenue" means the gross amount of all cash, in-kind or other consideration receivable by You at any time in consideration of providing the Licensed Service, whether as use, transaction, subscription, or service fees based on or involving the use of the Licensed Service. For the purposes of determining Service Revenue, the amount of in-kind or other non-cash consideration receivable by You shall be deemed to have a dollar value equal to the standard price (as listed in Your published price schedule on the date of the Licensed Service is provided) for such Licensed Service, less all cash paid.

     4.3.2 Licensing Report and Records. You agree to provide to RSA on or before the thirtieth (30th) day after the close of each calendar quarter during the term of this Agreement (even if no royalty amounts have accrued or are to be paid in such period) a report in reasonable detail setting forth the calculation of License Fees due hereunder and signed by a responsible officer. The report shall include, at a minimum, the following information with respect to the relevant quarter: (i) the total Service Revenue accrued; (ii) the relevant royalty rate applied to the Service Revenue; (iii) credit taken against any Prepayments; and (iv) the total License Fees payable. Whether or not You have elected to pay License Fees based on ongoing royalties, You agree to maintain reasonable records relating to the Licensed Products distributed. Licensed Services provided and License Fees accrued and paid for a period of five (5) years following the relevant dates. RSA shall have the right, at its sole cost and expense, to have an independent certified public accountant conduct during normal business hours (but not more than once in any twelve (12)-month period) an audit of Your records to verify compliance with the terms of this Agreement. In the event such an audit discloses a discrepancy between the amounts owed and the License Fees actually paid, You will be invoiced or credited for any future amounts owed by You, as applicable. If any deficiency in License Fees paid exceeds five percent (5%) of the License Fees reported by You for any period, You agree to pay the reasonable expenses associated with such audit, in addition to the deficiency.



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OEM Service Provider License Agreement                                [RSA LOGO]
RSA Data Security, Inc.                                       RSA Data Security


     4.3.3 Evaluation Copies. You may deliver copies of Client Licensed Products whose distribution is not prohibited in the attached "License/Product Schedule Exhibit" to prospective End User Customers on a trial basis for evaluation purposes only (each, an "Evaluation Copy"). No License Fees shall be reportable or payable with respect to Evaluation Copies unless and until (i) the Licensed Service is activated using the applicable Client Licensed Product, (ii) the End User Customer pays for or is invoiced for the Licensed Service, or (iii) the End User Customer's use of Evaluation Copy, for any reason, continues beyond sixty (60) days, whichever occurs first.

4.4 Maintenance and Support Service. You may elect to receive Updates and other support services for the RSA Software licensed hereunder under a separate maintenance and support agreement by executing such an agreement and paying the applicable fee. All Updates provided to You pursuant to such maintenance and support agreement shall constitute licensed RSA Software under this Agreement, and such Updates shall be governed by the terms hereof.

                               5 LIMITED WARRANTY

5.1 Limited Warranty. During the initial ninety (90)-day term of this Agreement, RSA warrants that the RSA Software will operate in material conformance to RSA's published specifications for the RSA Software. RSA does not warrant that the RSA Software or any portion thereof is error-free. Your exclusive remedy, and RSA's entire liability, shall be correction of any warranted nonconformity as provided in Section 5.2. This limited warranty and any obligations of RSA hereunder shall not apply to nonconformities caused by any unauthorized modification made to the RSA Software.

5.2 Error Correction. In the event You discover an error in the RSA Software which causes the RSA Software not to operate in material conformance to RSA's published specifications therefor, You shall submit to RSA a written report describing such error in sufficient detail to permit RSA to reproduce such error. Upon receipt of any such written report, RSA will use its reasonable business judgment to classify a reported error as either: (i) a "Level 1 Severity" error, meaning an error that causes the RSA Software to fail to operate in a material manner or to produce materially incorrect results and for which there is no workaround or only a difficult workaround; or (ii) a "Level 2 Severity" error, meaning an error that produces a situation in which the RSA Software is usable but does not function in the most convenient or expeditious manner, and the use or value of the RSA Software suffers no material impact. RSA will acknowledge receipt of a conforming error report within two (2) business days and will use its reasonable efforts to: (A) provide a correction for any Level 1 Severity error to You as early as practicable, and (B) include a correction for any Level 2 Severity error in the next release of the RSA Software.

5.3 DISCLAIMER. EXCEPT FOR THE EXPRESS LIMITED WARRANTY PROVIDED IN THIS SECTION 5, THE RSA SOFTWARE IS PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. RSA DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. YOU SHALL NOT (AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT YOUR AGENTS AND EMPLOYEES DO NOT) MAKE OR PASS THROUGH ANY WARRANTY ON BEHALF OF RSA TO ANY DISTRIBUTOR, END USER CUSTOMER OR OTHER THIRD PARTY.

                         6 YOUR ADDITIONAL OBLIGATIONS

6.1 Use of "RSA Seal". You agree to insert and maintain within Licensed Products and marketing materials, for the Licensed Products and Licensed Service, in the manner described in this Section, the "RSA Secure" seal (the "RSA Seal") depicted in the "Logo Usage Guide," which shall be delivered to You within ten
(10) days of execution of this Agreement. You shall ensure display of the RSA Seal within any Licensed Product such that users thereof are exposed to the RSA Seal during normal operation of such Licensed Product as follows: In a software Licensed Product, the RSA Seal shall be featured in such Licensed Product's startup splash screen and within any security-related dialog windows visible in the normal operation of the product (e.g., password dialog window). In a hardware Licensed Product, the RSA Seal shall be visible on the panel of such Licensed Product most normally viewed by the user. You agree to include the RSA Seal within related marketing materials including but not limited to printed and electronic data sheets, direct mail, user documentation, product packaging and advertisements for the Licensed Products and Licensed Service.

6.2 Representations Regarding RSA Software. You are authorized to represent to Distributors and End User Customers only such facts about the RSA Software as RSA states in its published product descriptions, advertising and promotional materials or as may be stated in other non-confidential written material furnished by RSA.



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OEM Service Provider License Agreement                                [RSA LOGO]
RSA Data Security, Inc.                                       RSA Data Security


6.3 Customer Support. You agree that all support, if any, provided to Distributors and End User Customers of Licensed Service shall be at Your expense.

6.4 License Agreements. You agree to use with each Distributor and End User Customer receiving a Client Licensed Product a license agreement which shall contain, at a minimum, substantially all of the limitations of rights and the protections for RSA which are contained in Sections 2.2, 3.2, 3.3, 8, 11.6 and
11.7 of this Agreement. You agree to use Your reasonable efforts to enforce the terms of such agreements.

                               7 CONFIDENTIALITY

The parties agree to treat as confidential the terms of this Agreement and any License Fee or accounting information provided by one party to the other in performance hereof, and the parties agree to use their reasonable efforts to prevent disclosure thereof to any third party except with the prior written consent of the other party, or as required by law. This obligation of confidentiality shall extend for a period of three years following termination or expiration of this Agreement. Notwithstanding the generality of the foregoing, either party may disclose the existence of this Agreement, and that You are an OEM of the RSA Software and that any publicly-announced Licensed Service incorporates the RSA Software.

                           8 LIMITATION OF LIABILITY

IN NO EVENT  WILL  EITHER  PARTY BE  LIABLE TO THE  OTHER  PARTY  FOR  INDIRECT,
INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOST PROFITS, BUSINESS INTERRUPTION OR LOSS OF BUSINESS INFORMATION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. REGARDLESS OF THE CAUSE OR FORM OF ACTION, NEITHER PARTY'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL EXCEED THE TOTAL AMOUNTS PAYABLE BY YOU HEREUNDER, EXCEPT FOR RSA'S LIABILITY ARISING UNDER SECTION 9 AND YOUR LIABILITY ARISING UNDER SECTIONS 2 AND 9 OF THIS AGREEMENT.

                       9 INTELLECTUAL PROPERTY INDEMNITY

9.1 Duty to Defend. RSA agrees that it shall, at its own expense, defend, or at its option settle, any action instituted against You, and pay any award or damages assessed against You or agreed by RSA to be paid in settlement resulting from such action, insofar as the same is based upon a claim that any RSA Software used in accordance with the terms of this Agreement infringes any United States copyright, trade secret, patent or a claim that RSA has no right to license the RSA Software hereunder, provided that You give RSA: (i) prompt notice in writing of such action, (ii) the right to control and direct the investigation, preparation, defense and settlement of the action; and (iii) reasonable assistance and information.

9.2 RSA Options. If such an action is made or RSA reasonably determines in its discretion that such a claim is likely to be made, RSA shall have the option to
(i) obtain the right for you to continue use of the RSA Software; or (ii) replace or modify the RSA Software, so that it is no longer infringing but functionally equivalent. If RSA determines that neither of these alternatives is reasonably available, RSA shall have the option to refund the License Fees paid by You hereunder less depreciation for use assuming straight line depreciation over a five (5)-year useful life and terminate this Agreement.

9.3 Claims for which RSA is Not Responsible. Notwithstanding the foregoing, RSA shall have no liability under this Section 9 if the alleged infringement arises from (i) the use of other than the current unaltered release of the RSA Software or other than in the manner specified in the relevant User Manual, or (ii) the combination of the RSA Software with other equipment or software not provided by RSA, if such action would have been avoided but for such use or combination. You agree that You shall, at Your expense, defend, or at Your option settle, and hold RSA harmless from any action instituted against RSA resulting from any infringement claim based upon either of the foregoing.

9.4  Exclusive  Remedy.   NOTWITHSTANDING  ANYTHING  TO  THE  CONTRARY  IN  THIS
AGREEMENT, THE FOREGOING STATES RSA'S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY FOR PROPRIETARY RIGHTS INFRINGEMENT.



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OEM Service Provider License Agreement                                [RSA LOGO]
RSA Data Security, Inc.                                       RSA Data Security


                            10 TERM AND TERMINATION

10.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect unless and until sooner terminated pursuant to the terms of this Agreement.

10.2 Termination. Either party shall be entitled to terminate this Agreement at any time on written notice to the other in the event of a material default by the other party and a failure to cure such default within a period of thirty
(30) days following receipt of written notice specifying that a default has occurred. The parties acknowledge and agree that You may at any time delay, interrupt or cease use of the RSA Software, but this Agreement shall continue in full force, including any obligations to make quarterly reports. You may elect to terminate this Agreement upon ninety (90) days written notice and it is expressly understood that such termination shall not discharge payment obligations accrued as of the date of such termination, even if such obligation is payable after the termination date, or entitle You to a refund of any amounts previously paid to RSA.

10.3 Insolvency. Upon (i) the institution of any proceedings by or against either party seeking relief, reorganization or arrangement under any laws relating to insolvency, which proceedings are not dismissed within sixty (60) days; (ii) the assignment for the benefit of creditors, or the appointment of a receiver, liquidator or trustee, of any of either party's property or assets; or
(iii) the liquidation, dissolution or winding up of either party's business; then and in any such events this Agreement may immediately be terminated by the other party upon written notice.

10.4 Effect of Termination. Upon the termination of this Agreement, You shall cease making copies of, using or licensing the RSA Software, User Manual and Licensed Products. You shall destroy all copies of the RSA Software, User Manual and Licensed Products in Your possession or control and all information and documentation provided by RSA to You.

10.5 Survival of Certain Terms. The following provisions shall survive any expiration or termination of this Agreement: 2.2, 3, 4.3.2, 5.3, 8, 9, 10.5 and 11.

                          11 MISCELLANEOUS PROVISIONS

11.1 Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of California, irrespective of its choice of law principles. All disputes arising out of this Agreement shall exclusively be brought in the California State Courts or the United States District Court for the Northern District of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

11.2 Assignability. This Agreement is personal to You and shall not be assignable by You, by operation of law or otherwise, without the prior written consent of RSA, which may be withheld if You seek to assign this Agreement to an assignee who: (i) is not creditworthy, (ii) is a direct competitor of RSA or RSA's parent company, Security Dynamics Technology Inc. ("SDTI"), (iii) is an infringer of RSA's or SDTI's intellectual property or an opponent of RSA or SDTI in litigation, arbitration or a similar proceeding, or (iv) if the assignment has a material adverse economic impact on RSA or SDTI. RSA may withhold its consent to the assignment of this Agreement, at its sole discretion, if the Agreement provides for paid-up License Fees. Any purported assignment or delegation without RSA's written consent shall be void and of no effect.

11.3 Entire Agreement. This Agreement and any exhibits or attachments hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings between the parties regarding the subject matter hereof. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be severed from the Agreement and the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto.

11.4 Remedies Non-Exclusive. Except as otherwise expressly provided, any remedy provided for in this Agreement is deemed cumulative with, and not exclusive of, any other remedy provided for in this Agreement or otherwise available at law



crypto_oem.doc, revised May 18, 1999                 crypto_oem.dot, Page 6 of 7

OEM Service Provider License Agreement                                [RSA LOGO]
RSA Data Security, Inc.                                       RSA Data Security


or in equity. The exercise by a party of any remedy shall not preclude the exercise by such party of any other remedy. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

11.5 Notices. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered by hand or mailed, certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate party at its address set forth on page 1. Notice to RSA shall be addressed to "RSA Legal Department." Such communications shall be effective when they are received by the addressee; but if sent by certified or registered mail in the manner set forth above, they shall be effective not later than ten (10) days after being deposited in the mail. Any party may change its address for such communications by giving notice to the other party in conformity with this Section.

11.6     Export Compliance and Foreign Reshipment Liability.
THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY EXPORT LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS IMPOSED BY THE UNITED STATES OF AMERICA OR BY ANY OTHER GOVERNMENT ENTITY ON THE RSA SOFTWARE OR LICENSED PRODUCTS OR OF INFORMATION RELATING TO EITHER OF THE FOREGOING. NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY, YOU SHALL NOT IMPORT, EXPORT, OR REEXPORT, DIRECTLY OR INDIRECTLY, ANY RSA SOFTWARE OR LICENSED PRODUCTS OR INFORMATION PERTAINING THERETO TO ANY COUNTRY TO WHICH SUCH IMPORT, EXPORT, OR REEXPORT IS RESTRICTED OR PROHIBITED, OR AS TO WHICH SUCH GOVERNMENT OR ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF IMPORT, EXPORT, OR REEXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL.

11.7 Federal Government License. You and each of Your Distributors shall in all proposals and agreements with the United States government or any contractor of the United States government identify and license the Licensed Product, including the RSA Software incorporated therein, as follows: (i) for acquisition by or on behalf of civilian agencies, as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of Your or such Distributor's customary license, as specified in 48 C.F.R.
12.212 of the Federal Acquisition Regulations and its successor regulations;  or
(ii) for acquisition by or on behalf of the units of the Department of Defense, as necessary to obtain protection as "commercial computer software" as defined in 48 C.F.R. 252.227-7014(a)(1) of the Department of Defense Federal Acquisition Regulation Supplement (DFARS) and related documentation in accordance with the terms of Your or such Distributor's customary license, as specified in 48 C.F.R.
227.7201.1 of DFARS and its successor regulations.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the last signature below.

ENTERPRISE NAME:  POPstar Communications    RSA DATA SECURITY, INC.
                  Canada Corp.


By:            /s/ John McDermott           By:           /s/ Hedy T. Breakfield


Printed Name:  John McDermott               Printed Name: Hedy T. Breakfield

Title:         President                    Title:        VP, Finance & Admin.

Date:          Sept. 29/99                  Date:         9/30/99